EXHIBIT 24

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated.

/s/ Kun Liu
Dated: April 14, 2010	Kun Liu, President and Chairman (Principal executive officer)

/s/ Chun Ping Fong
Dated: April 14, 2010	Chunping Fong, Chief Financial Officer (Principal financial officer and principal accounting officer)

/s/ Fu Qiang
Dated: April 14, 2010	Fu Qiang, Director

/s/ Jijun Zhang
Dated: April 14, 2010	Jijun Zhang , Director